Exhibit (a)(67)

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                     Supplement No. 8 Dated August 17, 2007
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                             LOLA BROWN TRUST NO. 1B

                   Has Amended Its Offer to Purchase for Cash
                   All the Outstanding Shares of Common Stock
                                       of
                  NEUBERGER BERMAN REAL ESTATE INCOME FUND INC.
                                       at
                     99% of the Net Asset Value Per Share+

      THE OFFER AND WITHDRAWAL RIGHTS HAVE BEEN EXTENDED AND WILL EXPIRE AT
         MIDNIGHT, NEW YORK CITY TIME, ON SEPTEMBER 14, 2007, UNLESS THE
                           OFFER IS FURTHER EXTENDED.


                                                                 August 17, 2007

To Our Clients:

     Enclosed for your consideration is the Supplement No. 8 dated August 17, 2007 (`the Eighth Supplement") relating to the Amended and Restated Offer to Purchase dated May 24, 2005, as amended by Supplement No. 7 on July 26, 2007 (the "Seventh Supplement") as amended by Supplement No. 6 on April 3, 2007 (the "Sixth Supplement"), as amended by Supplement No. 5 (the "Fifth Supplement") (which, together with the Supplement No. 4 dated August 14, 2006 relating to the Amended and Restated Offer to Purchase dated May 24, 2005, as amended (the "Fourth Supplement"), the Supplement No. 3 dated April 25, 2006 relating to the Amended and Restated Offer to Purchase dated May 24, 2005, as amended (the "Third Supplement"), the Supplement No. 2 dated January 3, 2006 relating to the Amended and Restated Offer to Purchase dated May 24, 2005, as amended (the "Second Supplement"), the Supplement dated September 13, 2005 relating to the
Amended and Restated Offer to Purchase dated May 24, 2005 (the "First Supplement"), the Amended and Restated Offer to Purchase dated May 24, 2005 (the "Restated Offer"), any further amendments or supplements thereto and the related letter of transmittal, collectively constitute the "Offer"), relating to the Offer by the Lola Brown Trust No. 1B, an irrevocable grantor trust domiciled and administered in Alaska (the "Purchaser") to purchase all the outstanding shares of common stock, par value $0.0001 per share (the "shares"), of Neuberger Berman Real Estate Income Fund Inc., a Maryland corporation ("NRL"), on the terms and subject to the conditions set forth in the Offer.

     We are the holder of record of shares held by us for your account. A tender of those shares can be made only by us as the holder of record and pursuant to your instructions. The letter of transmittal was previously furnished to you for your information only and cannot be used to tender shares held by us for your account.

     To the extent you have not already provided us with instructions, we request instructions as to whether you wish to tender any or all of the shares held by us for your account pursuant to the terms and subject to the conditions set forth in the Offer.

     Your attention is directed to the following:

     1. The Offer price has increased to 99% of the net asset value ("NAV") per share as of the close of trading on the New York Stock Exchange ("NYSE") on September 14, 2007, net to you in cash (subject to applicable withholding of United States federal, state and local taxes), without interest thereon, on the terms and subject to the conditions set forth in the Offer. Fund stockholders can check the daily NAV per share of the Fund's stock at NRL's website: https://www.nb.com/public/DMA/html/prices_adv_all_closed_end_funds_daily.html.

     2. The Purchaser has increased its offer to purchase all outstanding shares of NRL not already owned by the Purchaser. The Purchaser currently owns 463,200 shares. Therefore, the Purchaser will not prorate its purchase of shares and intends to buy every share of NRL tendered as a result of the Offer, subject to the Conditions set forth in "THE OFFER - Section 14" and other conditions set forth in this Eighth Supplement.

     3.   The Offer is conditioned upon the conditions to the Offer described in
          Section 14 of the Restated Offer and other conditions as set forth in the Eighth Supplement.

     4. The Offer and withdrawal rights have been extended and will expire at Midnight, New York City time, on September 14, 2007, unless the Offer is further extended.

     5. Tendering stockholders will not be obligated to pay brokerage fees or commissions to the depositary or the information agent or, except as set forth in Instruction 6 of the letter of transmittal, transfer taxes on the purchase of shares by the Purchaser pursuant to the Offer. However, federal income tax backup withholding at a rate of 28% may be required, unless an exemption is provided or unless the required taxpayer identification information is provided. See Instruction 9 of the letter of transmittal.

     If you wish to have us tender any of or all the shares held by us for your account and have not already returned the instruction form set forth below, please instruct us by completing, executing, detaching and returning to us the instruction form set forth below. An envelope to return your instructions to us is enclosed. If you authorize the tender of your shares, all such shares will be tendered unless you otherwise specify below. Your instructions to us should be forwarded promptly to permit us to submit a tender on your behalf prior to the expiration date.

     In all cases, payment for shares accepted for payment pursuant to the Offer will be made only after timely receipt by The Colbent Corporation (the "depositary") of (1) the certificates for (or a timely book-entry confirmation (as defined in the Restated Offer) with respect to) such shares, (2) a letter of transmittal (or a facsimile thereof), properly completed and duly executed, with any required signature guarantees, or, in the case of a book-entry transfer effected pursuant to the procedures set forth in Section 3 of the Restated Offer, an agent's message (as defined in the Restated Offer), and (3) any other documents required by the letter of transmittal. Accordingly, tendering stockholders may be paid at different times depending on when certificates for shares or book-entry confirmations with respect to shares are actually received by the depositary.

     UNDER NO CIRCUMSTANCES WILL INTEREST BE PAID ON THE PURCHASE PRICE OF THE SHARES TO BE PAID BY THE PURCHASER, REGARDLESS OF ANY EXTENSION OF OR AMENDMENT TO THE OFFER OR ANY DELAY IN PAYING FOR SUCH SHARES.

     The Offer is not being made to, nor will tenders be accepted from or on behalf of, holders of shares in any jurisdiction in which the making of the Offer or the acceptance thereof would not be in compliance with the laws of that jurisdiction.

+ As determined at the close of trading on the New York Stock Exchange on September 14, 2007

                        INSTRUCTION FORM WITH RESPECT TO
                         THE OFFER TO PURCHASE FOR CASH
            ALL OF THE ISSUED AND OUTSTANDING SHARES OF COMMON STOCK

                                       OF

                  NEUBERGER BERMAN REAL ESTATE INCOME FUND INC.

     The undersigned acknowledge(s) receipt of your letter enclosing the Supplement No. 8 dated August 17, 2007 relating to the Amended and Restated Offer to Purchase dated May 24, 2005, as amended by Supplement No. 7 dated July 26, 2007, as amended by Supplement No. 6 dated April 3, 2007, as amended by Supplement No. 5, your letter enclosing the Supplement No. 4 dated August 14, 2006 relating to the Amended and Restated Offer to Purchase dated May 24, 2005, as amended, your letter enclosing the Supplement No. 3 dated April 25, 2006 relating to the Amended and Restated Offer to Purchase dated May 24, 2005, as amended, your letter enclosing the Supplement No. 2 dated January 3, 2006 relating to the Amended and Restated Offer to Purchase dated May 24, 2005, as amended, your letter enclosing the Supplement dated September 13, 2005 relating to the Amended and Restated Offer to Purchase dated May 24, 2005, your letter enclosing the Amended and Restated Offer to Purchase dated May 24, 2005, your letter enclosing the Supplement No. 4 dated January 25, 2005 relating to the Offer to Purchase dated September 10, 2004, as amended, your letter enclosing the Supplement No. 3 dated October 26, 2004 relating to the Offer to Purchase dated September 10, 2004, as amended, your letter enclosing the Supplement No. 2 dated October 14, 2004 relating to the Offer to Purchase dated September 10, 2004, as amended, your letter enclosing the Supplement dated October 1, 2004 relating to the Offer to Purchase dated September 10, 2004, and your letter enclosing the Offer to Purchase dated September 10, 2004 and the related letter of transmittal relating to the offer by the Lola Brown Trust No. 1B to purchase all the issued and outstanding shares of common stock, par value $0.0001 per share (the "shares"), of Neuberger Berman Real Estate Income Fund Inc., a Maryland corporation.

     This will instruct you to tender the number of shares indicated below held by you for the account of the undersigned (or, if no amount is indicated below, all the shares held by you for the account of the undersigned) on the terms and subject to the conditions set forth in the Offer.

Number of Shares to be Tendered*            ------------------------------------

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          shares
                                                          Signature(s)

Dated:
       -------------------------, 200_      ------------------------------------

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                                                 Please Type or Print Name(s)

                                            Address(es) (including Zip Code(s)):

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                                            Area Code and Telephone No.:


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                                            Taxpayer Identification or Social
                                            Security No.:

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* Unless otherwise indicated,  it will be assumed that all shares held by us for your account are to be tendered.